UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

____________________________________

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Outset Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 14, 2022, Outset Medical, Inc. (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) relating to the solicitation of proxies by the Company in connection with its 2022 Annual Meeting of Stockholders to be held on May 31, 2022 (the “Annual Meeting”). The Notice of the Annual Meeting, the Proxy Statement and the Company’s 2021 annual report on Form 10-K are available at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com and also are available on the website maintained by the Securities and Exchange Commission at www.sec.gov. Subsequent to the filing of the Proxy Statement, on April 25, 2022, the Company filed a Current Report on Form 8-K announcing an increase in the size of the Board of Directors and the appointment of a new class I director to fill the resulting vacancy (the “Form 8-K”). The information included in the Form 8-K should be read in conjunction with the Proxy Statement, which should be read in its entirety. The Form 8-K supplements certain of the information contained in the Proxy Statement.

Set forth below is the full text of the Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”) determined to increase the size of the Board from seven (7) directors to eight (8) directors and appointed Dale E. Jones as a new member of the Board and as a member of the Compensation Committee of the Board, with such appointment to be effective immediately. Mr. Jones’ term of office as a class I director will expire at the Company’s 2024 annual meeting of stockholders or until his successor has been elected and qualified or his earlier death, resignation or removal. The Board has determined that Mr. Jones is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of the Nasdaq stock market.

Mr. Jones, age 62, has served as a senior advisor to Diversified Search Group, an executive search firm, since January 2022, where he previously served as President and Chief Executive Officer from January 2015 to December 2021 and as President from October 2013 to January 2015. Prior to that, Mr. Jones served as Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick & Struggles from 2009 to 2013. From 2007 to 2009, he served as Chief Executive Officer of PlayPumps International and as Executive Vice President of Revolution LLC, a venture capital firm. Mr. Jones held several executive leadership positions at Heidrick & Struggles from 1999 to 2007. Mr. Jones has served on the board of directors of Chick-fil-A, Inc. a fast food restaurant chain, since January 2021, and on the board of trustees of Northwestern Mutual, a financial services company, since 2007. Previously, he served on the boards of directors of Kohl’s Corporation, an omnichannel retailer, from 2008 to 2016, and of Hughes Supply from 2003 to 2006 (prior to its acquisition by The Home Depot). Mr. Jones holds a B.A. from Morehouse College. The Board believes Mr. Jones is qualified to serve on the Board because of his extensive experience as a senior advisor to chief executives and boards of directors in the areas of executive recruiting, retention, succession planning, talent management and corporate governance, and his broad-based knowledge in the areas of consumer products, executive compensation and human capital resources.

Mr. Jones will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement filed with the SEC on April 14, 2022.

There are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Jones has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 25, 2022, the Company issued a press release announcing the appointment of Mr. Jones. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: April 25, 2022	By:	/s/ John Brottem
John Brottem
General Counsel

Exhibit 99.1

Outset Medical Names Business Leader Dale E. Jones to Board of Directors

San Jose, CA – April 25, 2022 – Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company reducing the cost and complexity of dialysis, today announced the appointment of Dale E. Jones to its Board of Directors.

“Dale brings more than 30 years of experience in building diverse and dynamic teams to Outset at a time of exceptional growth for our team,” said Chair and CEO Leslie Trigg. “He leads with purpose and deeply understands the role values and culture play in building high-performance organizations, critical traits as we focus on transforming dialysis.”

Mr. Jones is a Senior Advisor at Diversified Search Group, and previously served as its CEO for more than eight years. He began his career in banking, before moving into executive search as a managing partner in the Atlanta office of Heidrick & Struggles International in 1999. In 2007, he relocated to Washington, D.C. to lead a philanthropic initiative, endowed by AOL founder Steve Case and his wife, Jean, that was dedicated to providing access to clean water in Africa. Mr. Jones returned to executive search in 2009, rejoining Heidrick & Struggles to serve as Vice Chairman and Partner of the CEO and Board Practice, where he consulted CEOs and corporate boards on human capital issues including recruiting, retention, succession planning, and corporate governance.

“I am inspired by the work Outset Medical is doing to improve the lives of dialysis patients and look forward to contributing to its continued growth,” said Mr. Jones. “The company has demonstrated an impressive track record of building an exceptional organization, attracting top talent and, importantly, delivering exceptional results.”

Mr. Jones serves on the boards of Northwestern Mutual, The Special Olympics, Chick-fil-A, and his alma mater, Morehouse College. He has been appointed to the compensation committee of the Outset Board.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA-cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

jmazzola@outsetmedical.com

Media Contact

Nicole Shannon

Director, Marketing Communications for Outset Medical

nshannon@outsetmedical.com